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                                                                   EXHIBIT 10.15
                                                                   -------------
                              STOCKHOLDER AGREEMENT
                              (TELXON CORPORATION)

                  THIS STOCKHOLDER AGREEMENT (the "Agreement") is made and entered into as of November 8, 1999, between Cisco Systems, Inc., a California corporation ("Parent"), Osprey Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and Telxon Corporation ("Stockholder"), a stockholder of Aironet Wireless Communications, Inc., a corporation existing under the laws of Delaware ("Company").

                                    RECITALS:

                  WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of November 8, 1999, by and among Parent, Merger Sub and Company (such agreement as it may be amended or restated is hereinafter referred to as the "Reorganization Agreement"), the parties agreed that on the signing of the Reorganization Agreement, Parent, Merger Sub and Stockholder would execute and deliver a Stockholder Agreement containing the terms and conditions set forth in an Exhibit to the Reorganization Agreement together with such other terms and conditions as may be agreed to by the parties to the Reorganization Agreement acting reasonably;

                  WHEREAS, Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "Merger") effected in part through the conversion of each outstanding share of capital stock of Company (the "Company Capital Stock"), into shares of common stock of Parent (the "Parent Shares") at the rate set forth in the Reorganization Agreement (the "Transaction");

                  WHEREAS, in order to induce Parent to enter into the Transaction, Company has agreed to use its best efforts to solicit the proxy of certain stockholders of Company on behalf of Parent, and to cause certain stockholders of Company to execute and deliver Stockholder Agreements to Parent;

                  WHEREAS, Stockholder is the registered and beneficial owner of such number of shares of the outstanding Company Capital Stock as is indicated on the signature page of this Agreement (the "Shares"); and

                  WHEREAS, in order to induce Parent to enter into the Transaction, certain stockholders of Company have agreed not to transfer or otherwise dispose of any of the Shares, or any other shares of Company Capital Stock acquired by such stockholder hereafter and prior to the Expiration Date (as defined in Section 1.1 below), and have agreed to vote the Shares and any other such shares of Company Capital Stock so as to facilitate consummation of the Transaction.



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                  NOW, THEREFORE, the parties agree as follows:

                  1.       SHARE OWNERSHIP AND AGREEMENT TO RETAIN SHARES.

                           1.1      TRANSFER AND ENCUMBRANCE.

                                    (a) Stockholder is the beneficial owner of
that number of Shares of Company Capital Stock set forth on the signature page hereto and, except as otherwise set forth on the signature page hereto, has held such Company Capital Stock at all times since the date set forth on such signature page. The Shares constitute the Stockholder's entire interest in the outstanding Company Capital Stock. No other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares. The Shares are and will be at all times up until the Expiration Date free and clear of any liens, claims, options, charges or other encumbrances other than the existing pledge of the Shares in favor of Foothill Capital Corporation.

                                    (b) Stockholder agrees not to transfer
(except to a Permitted Assignee as provided in Section 9.2 below or as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time (as defined in the Reorganization Agreement) of the Transaction, and (ii) the termination of the Reorganization Agreement.

                           1.2 NEW SHARES. Stockholder agrees that any shares of
Company Capital Stock that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

                  2. AGREEMENT TO VOTE SHARES. Prior to the Expiration Date, at every meeting of the stockholders of Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written resolution of the stockholders of Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares (i) in favor of approval of the Transaction and the other transactions contemplated by the Reorganization Agreement and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Transaction) between Company and any person or entity other than Parent and Merger Sub (a "Competing Transaction").

                  3. IRREVOCABLE PROXY. Stockholder is hereby delivering to Parent a duly executed proxy in the form attached hereto as EXHIBIT A (the "Proxy") with respect to each meeting of stockholders of Company, such Proxy to cover the total number of Shares and New Shares in respect of which Stockholder is entitled to vote at any such meeting. Upon the execution of this Agreement by the Stockholder, the Stockholder hereby revokes any and all prior proxies given by the Stockholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares or any New Shares until after the Expiration Date.

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                  4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER.
Stockholder hereby represents, warrants and covenants to Parent as follows:

                                 (a) Until the Expiration Date, the Stockholder
will not (and will use such Stockholder's reasonable best efforts to cause Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Stockholder or them, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan of offer to acquire all or any substantial part of the business or properties or Company Capital Stock, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the Stockholders of Company all or any substantial part of the business, properties or Company Capital Stock (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent or Merger Sub, or any associate, agent or representative of Parent or Merger Sub), under any circumstances that would reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal provided that, in the case of clauses
(iii) and (iv), the foregoing (A) shall not prevent Stockholder, in Stockholder's capacity as a director or officer (as the case may be) of Company, from taking any actions permitted under Section 4.3 of the Reorganization Agreement and (B) shall not require Stockholder to use its reasonable best efforts to cause the Company or its affiliates, officers, directors, or employees or any investment banker, accountant, attorney or other agent to refrain from taking any action permitted by Section 4.3 of the Reorganization Agreement. In the event the Stockholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Stockholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Stockholder is a party or violating its fiduciary duties.

                                 (b) Stockholder has the corporate authority to
execute and deliver this Stockholder Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Stockholder Agreement has been duly and validly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) the enforceability thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                                 (c) The execution and delivery of this
Stockholder Agreement by Stockholder does not, and the performance of this Stockholder Agreement by Stockholder shall not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance, on any of the Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract,



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agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

                  5. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary, to carry out the purpose and intent of this Agreement.

                  6. CONSENT AND WAIVER. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

                  7. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

                  8. CONFIDENTIALITY. Each of the parties hereto agrees (i) to hold any information regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Transaction has been publicly disclosed by the parties.

                  9.       MISCELLANEOUS.

                           9.1 SEVERABILITY. If any term, provision, covenant
or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                           9.2  BINDING EFFECT AND ASSIGNMENT.  This Agreement
and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. No such prior consent shall be required with respect to any assignment of the Shares to a wholly owned subsidiary of Stockholder, provided that the assignee subsidiary agrees in writing to be bound by the terms of this Agreement with the same force and effect as if it were Stockholder and executes and delivers to Parent an irrevocable Proxy in substantially the same form as executed by Stockholder pursuant to this Agreement. This Agreement is binding upon Stockholder in Stockholder's capacity as a stockholder of Company (and not in Stockholder's capacity as a director or officer, as the case may be, of Company) and only with respect to the specific matters set forth herein.

                           9.3 AMENDMENT AND MODIFICATION. This Agreement may
not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                           9.4  SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF.  The
parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein.



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Therefore, it is agreed that, in addition to any other remedies that may be available to Parent or Merger Sub upon any such violation, Parent and Merger Sub shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent or Merger Sub at law or in equity and the Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

                           9.5 NOTICES. All notices, requests, demands or other
communications that are required or may be given pursuant to the terms of this Stockholder Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

                                    (a)     If to the Stockholder, at the
address set forth below the Stockholder's signature at the end hereof.

                                    (b)     if to Parent or Merger Sub, to:

                                    Cisco Systems, Inc.
                                    170 West Tasman Drive
                                    San Jose, CA  95134-1706
                                    Attention:  Senior Vice President, Legal and
                                         Government Affairs
                                    Facsimile No.:      (408) 526-5925
                                    Telephone No.:     (408) 526-8252

                                    with a copy to:

                                    Brobeck, Phleger & Harrison LLP
                                    Two Embarcadero Place
                                    2200 Geng Road
                                    Palo Alto, CA  94303
                                    Attention:  Therese A. Mrozek, Esq.
                                    Facsimile No.:     (650) 496-2885
                                    Telephone No.:     (650) 424-0160

                                    (c)     if to Company, to:

                                    Aironet Wireless Communications, Inc.
                                    3875 Embassy Parkway
                                    Akron, OH  44333
                                    Attention: Roger J. Murphy
                                    Facsimile No.:     (330) 664-7922
                                    Telephone No.:     (330) 664-7900

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                                    with a copy to:

                                    Day, Berry & Howard LLP
                                    City Place I
                                    Hartford, CT  06103
                                    Attention: Frank Marco, Esq.
                                    Facsimile No.:     (860) 275-0343
                                    Telephone No.:     (860) 275-0100

                                    and

                                    Goodman Weiss Miller LLP
                                    100 Erieview Plaza
                                    27th Floor
                                    Cleveland, OH  44114
                                    Attention:  Robert Goodman, Esq. and Jay R.
                                         Faeges, Esq.
                                    Facsimile No.:  (216) 363-5835
                                    Telephone No.:  (216) 696-3366

or to such other address as any party hereto may designate for itself by notice given as herein provided.

                           9.6      GOVERNING LAW. This Amendment shall be
governed by, construed and enforced in accordance with the laws of the State of Delaware.

                           9.7      ENTIRE AGREEMENT. This Agreement and the
Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                           9.8      COUNTERPART. This Agreement may be executed
in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                           9.9      EFFECT OF HEADINGS. The section headings
herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                            [Signature page follows.]


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                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

         IN WITNESS WHEREOF, the parties have caused this Stockholder Agreement to be executed as of the date first above written.


CISCO SYSTEMS, INC.                         STOCKHOLDER:
                                            ------------
                                            TELXON CORPORATION

By: /s/ Larry Carter                        By:  /s/ JOHN W. PAXTON, SR.
    ------------------------------              --------------------------------
Name:                                           Name: John W. Paxton, Sr.
     -----------------------------              Title  Chairman and CEO
Title:


                                            Address:     3300 W. Market Street
                                                         Akron, OH 44334

OSPREY ACQUISITION CORPORATION


By: /s/ Larry Carter
    ------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:
             ---------------------





                   [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]








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                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                      AIRONET WIRELESS COMMUNCIATIONS, INC.


                  The undersigned stockholder of Aironet Wireless Communications, Inc., a Delaware corporation ("Company"), hereby irrevocably (to the full extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of Cisco Systems, Inc., a California corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

                  This Irrevocable Proxy is irrevocable (to the extent provided in the Delaware Corporations Code), is coupled with an interest, including, but not limited to, that certain Stockholder Agreement dated as of even date herewith by and among Parent, Osprey Acquisition Corporation and the undersigned, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization between Company, Parent and Merger Sub (the "Reorganization Agreement"), which agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement. This Irrevocable Proxy shall terminate on the Expiration Date.

                  The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware Corporations Code), at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting as follows:



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                  |X|      In favor of approval of the Merger and the
                           Reorganization Agreement, in favor of any matter that could reasonably be expected to facilitate the Merger and against any proposal for any recapitalization, merger, sale of assets or other business combination relating to the Company (other than the Merger) and against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company under an acquisition agreement in respect of the Merger or which would result in any of the conditions to the completion of the Merger not being fulfilled.

                  The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

                  All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                            [Signature page follows.]



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                  This Irrevocable Proxy is coupled with an interest as
aforesaid and is irrevocable.


Dated:  November 8, 1999

                                        TELXON CORPORATION



                                        By:   /s/ John W. Paxton, Sr.
                                             -----------------------------------

                                        Name: John W. Paxton, Sr.
                                              ----------------------------------

                                        Title: Chairman and CEO
                                               ---------------------------------

                                        Shares beneficially owned:

                                        4,994,262 shares of Company Common Stock